SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     FORM 8K

                                 CURRENT REPORT

                       Date of Report: September 17, 1997

                           Commission File No. 0-15543
                         METAL REOVERY TECHNOLOGIES INC.
             (Exact name of Registrant as specified in its charter)

                        Delaware                        71-0628061
             (State of incorporation)       (I.R.S. Employee Identification No.)

                 415 East 151st Street
                 East Chicago, Indiana                  46312
         (Address of principle executive office)      (Zip Code)

       Registrant's telephone number, including area code: (219) 397-6261

Item 5.   OTHER EVENTS

On, or about, September 12, 1997 Metal Recovery Technologies, Inc. (the Company) entered into an agreement with Olympic Continental Resources, LLC (OCR) (a joint venture between Olympic Steel, Inc. (NASDAQ:ZEUS), Atlas, Inc. and Uwe T. Schmidt) to provide various services and assistance to the Company.

This agreement is attached hereto as Exhibit 1.

The agreement provides that, under successful conclusion of all financing and servicing requirements, etc., that the Company will: 1) grant OCR an option to subscribe to 12 million shares of the Company's common stock at a price of $0.10 per share, and 2) entitle OCR to have two persons of its choice take seats on the Board of Directors of the Company.

Item 9.   ISSUANCE OF EQUITY SECURITIES PURSUANT TO REGULATION S

On September 16, 1997, as conversion of convertible loan debt to equity, the Corporation issued 1,113,420 of its common shares under Regulation S to two offshore entities.

Signed

/s/

Roy Pearce
Company Secretary